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                                                                    EXHIBIT 3.26

                                  BY-LAW NO. 7

                 A by-law relating generally to the transaction
                         of the business and affairs of

                             450500 ONTARIO LIMITED

                     (hereinafter called the "Corporation")

                                    SECTION 1
                                 INTERPRETATION

1.01     DEFINITIONS: In this by-law, unless the context otherwise requires:

         (a) "Act" means the Business Corporations Act, as amended or re-enacted from time to time;

         (b) "articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization, articles of revival and includes any amendments thereto;

         (c)      "board" means the board of directors of the Corporation;

         (d) "by-law" means any by-law of the Corporation as from time to time in force and effect;

         (e)      "resident Canadian" means an individual who is,

                  (i)      a Canadian citizen ordinarily resident in Canada,

                  (ii) a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons, or

                  (iii) a permanent resident within the meaning of the Immigration Act (Canada) and ordinarily resident in Canada ("resident canadien");

         (f) "unanimous shareholder agreement" means a written agreement among all the shareholders of the Corporation or among all the shareholders and one or more persons who are not shareholders, or a written declaration of the beneficial holder of all of the issued shares of the Corporation that restricts in whole or in part the

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                  power of the directors to manage or supervise the management of the business and affairs of the Corporation;

         (g) All terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act save as specifically provided herein to the contrary.

1.02 INTERPRETATION: Words importing the singular number only shall include the plural and vice versa; words importing masculine gender shall include the feminine and neuter genders. Wherever reference is made in this or any other by-law or in any special resolution of the Corporation to any statute or section thereof, such reference shall be deemed to extend and refer to any amendment or to re-enactment of such statute or section, as the case may be.

                                    SECTION 2
                                     GENERAL

2.01 CORPORATE SEAL: The Corporation may have a corporate seal which the directors may by resolution from time to time adopt.

2.02 FISCAL PERIOD: The fiscal period of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

2.03 EXECUTION OF DOCUMENTS: Contracts, documents, share certificates or any instruments in writing requiring the signature of the Corporation may be signed by any one of the directors or officers of the Corporation and all contracts, documents, share certificates and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

                                    SECTION 3
                                    DIRECTORS

3.01 POWERS: Subject to any unanimous shareholder agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation. The board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, a unanimous shareholder agreement, any special resolution of the Corporation or by statute expressly directed or required to be done in some other manner.

3.02 ELECTION AND TERM: Subject to subsection 120(a) of the Act, the election of directors shall take place at the first meeting of shareholders after the effective date of

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this by-law, and at each succeeding annual meeting at which an election of directors is required. The directors shall hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

                                    SECTION 4
                              MEETING OF DIRECTORS

4.01 CALLING OF MEETINGS: Meetings of the board shall be held from time to time at such place within or outside Ontario as the Chairman of the Board, the President or a majority of the directors may determine. A meeting of the board may be convened by the Chairman of the Board, the President or any one director at any time and the Secretary shall, upon direction from any of the foregoing, convene a meeting of the board.

4.02 NOTICE OF MEETING: Notice of the time and place of each meeting of the board shall be given in the manner provided in section 9.01 to each director not less than forty-eight hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner and at any time waive notice of or otherwise consent to a meeting of the board and attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.03 MEETINGS BY TELEPHONE OR ELECTRONIC FACILITIES: If all the directors present at or participating in the meeting consent, a director or all of the directors may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and any director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office. For the purpose hereof, participation in a meeting by such means shall be deemed to be such consent. If a majority of the directors participating in such a meeting are then in Canada the meeting shall be deemed to have been held in Canada.

4.04 QUORUM: Subject to any unanimous shareholder agreement, a quorum at any meeting of directors shall be a majority of the directors.

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4.05     CHAIRMAN OF MEETINGS: Subject to the provisions of any resolution of the directors specifying the duties of the Chairman of the Board hereof, the President (if he is a director and if he is present), shall preside as chairman at all meetings of the board. In the absence of a President who is a director, the directors present shall choose one of their number to be chairman of the meeting.

4.06 VOTES TO GOVERN: All questions arising at any meeting of directors shall, subject to any unanimous shareholder agreement, be decided by a majority of the votes cast on the question.

4.07 COMMITTEES OF DIRECTORS: Directors may appoint from their number a committee of directors and delegate to such committee any of the powers of the directors except those which, under the Act, a committee of directors has no authority to exercise. If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians. The meetings and proceedings of the committee shall be governed by the provisions of the by-laws of the Corporation for regulating the meetings and proceedings of the directors as far as the same are applicable thereto.

                                    SECTION 5
                                    OFFICERS

5.01 APPOINTMENT: Subject to the Act and to any unanimous shareholder agreement, the board may from time to time designate the offices of the Corporation, appoint officers, specify their duties and delegate to them powers to manage the business and affairs of the Corporation. None of the officers, except the Chairman of the Board, if any, need be a director of the Corporation. Two or more offices of the Corporation may be held by the same person.

5.02 CHAIRMAN OF THE BOARD: The Chairman of the Board (if any) shall, when present, preside at all meetings of the directors and shareholders and of any committee of directors; he shall sign such contracts, documents or instruments in writing as may require his signature in accordance with the by-laws and shall have such other powers and duties as may from time to time be assigned to him by the board of directors.


5.03 PRESIDENT: If appointed, the President shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall exercise general supervision of the business and affairs of the Corporation; and he shall have such other powers and duties as the board may specify. In the absence of the Chairman of the Board, if any, the President shall, when present, chair all meetings of the directors and the shareholders and of any committee of directors.

5.04 VICE-PRESIDENT: In the absence or disability or refusal to act of the President, a Vice-President may be vested with all the powers and may perform all the duties of the President, or if there is more than one Vice-President, by the Vice-President

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in order of seniority or designation (as determined by the board), except that no Vice-President shall preside at a meeting of the board unless he is also a director.

5.05 SECRETARY: The Secretary shall attend and be the Secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board may specify.

5.06 TREASURER: The Treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board may specify or as are incident to his office.

5.07 MANAGING DIRECTOR: The directors may appoint from their number a managing director who is a resident Canadian and, subject to the Act and any unanimous shareholder agreement, may delegate to such managing director any of the powers of the board.

                                    SECTION 6
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01 LIMITATION OF LIABILITY: Every director and officer of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interest of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other director, officer or employee, or for joining in any act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto. Nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

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6.02     INDEMNITY: Subject to the limitations contained in the Act, the
Corporation shall indemnify a director or officer, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs or legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

6.03 RIGHT TO INDEMNIFICATION: The Corporation shall also indemnify an individual referred to in section 6.02 in such other circumstances as the Act or law permits or requires. Nothing in these by-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of these by-laws.

6.04 INSURANCE: Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 6.02 as the board may from time to time determine.

                                    SECTION 7
                            MEETINGS OF SHAREHOLDERS

7.01 CALLING OF MEETINGS: The directors of the Corporation shall call an annual meeting of shareholders not later than eighteen (18) months after the Corporation comes into existence and subsequently not later than fifteen (15) months after holding the last preceding annual meeting. The directors of the Corporation may at any time call a special meeting of shareholders. The Secretary shall cause notice of a meeting of shareholders to be given in accordance with section 7.03 hereof when directed to do so by the board or the President.

7.02 PLACE OF MEETINGS: Subject to the articles and any unanimous shareholder agreement, meetings of shareholders shall be held at such place in or outside Ontario as the directors determine or at the registered office of the Corporation.

7.03 NOTICE OF MEETINGS: Notice of the time and place of each meeting of shareholders shall be given by the Secretary of the Corporation in the manner provided in section 9.01 hereof not less than ten (10), nor more than fifty (50) days before the date of

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the meeting to each director, to the auditor and to each shareholder entitled to vote at the meeting. A shareholder may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders.

7.04 MEETINGS WITHOUT NOTICE: A meeting of shareholders may be held without notice at any time and place permitted by the Act:

         (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

         (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

         At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

7.05 MEETINGS BY ELECTRONIC MEANS: A meeting of shareholders may be held by telephone or electronic means and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed to be present at the meeting.

7.06 CHAIRMAN AND SECRETARY: Subject to the provisions of this section and of section 5.02 hereof, the President shall preside as chairman at each meeting of the shareholders. In the event that the President is not present within fifteen (15) minutes from the time fixed for holding the meeting, or is unable or refuses to preside as Chairman at such meeting, the persons present and entitled to vote shall choose one of their number to be chairman. The Secretary shall be the secretary of any meeting of shareholders. If the Secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting.

7.07 PERSONS ENTITLED TO BE PRESENT: The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.08 QUORUM: Subject to any unanimous shareholder agreement, the holders of a majority of the shares entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum, irrespective of the number of persons actually present at the meeting. No business shall be transacted at any meeting while a quorum is not present. If the Corporation has only one (1) shareholder or only one (1) shareholder of any class or series of shares, the shareholder present in person or represented by proxy constitutes a meeting.

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7.09     PROXIES: Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders as the shareholder's nominee, to attend and act at the meeting in the manner, to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his duly appointed attorney and shall conform with the requirements of the Act.

7.10 VOTES TO GOVERN: At any meeting of shareholders every question shall, unless otherwise required by the Act, the articles, by-laws or any unanimous shareholder agreement, be determined by the majority of the votes cast on the question.

7.11 SHOW OF HANDS: Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.12 BALLOTS: On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereof, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct except if the ballot be demanded on the election of a chairman or on the question or adjournment or termination, in which event the ballot shall be taken forthwith without adjournment. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

                                   SECTION 8
                              SHARES AND TRANSFERS

8.01 LIEN FOR INDEBTEDNESS: If the articles of the Corporation provide that the Corporation has a lien on a share or shares registered in the name of a shareholder or the shareholder's personal representative for a debt of that shareholder to the Corporation, the right of the Corporation to the lien shall be noted conspicuously on every security certificate. The directors may refuse to permit the registration of a transfer of any share or share of the Corporation registered in the name of a shareholder who is indebted to the Corporation. Subject to the Act, the directors of the Corporation may

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apply any dividends or other distributions paid or payable on or in respect of the share or shares in respect of which the Corporation has such a lien in repayment of the debt of that shareholder to the Corporation.

8.2 TRANSFER OF SHARES: Subject to the provisions of the Act and subject to the restrictions on transfer (if any) set forth in the articles, by-laws and any unanimous shareholder agreement, shares of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate representing such shares properly endorsed or accomplished by a properly executed transfer.

8.3 DEFACED, DESTROYED, STOLEN OR LOST CERTIFICATES: Where the owner of a share or shares of the Corporation claims that the certificate for such share or shares has been defaced, lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

                                    SECTION 9
                                     NOTICES

9.01 METHOD OF GIVING NOTICE: Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his latest address as shown in the records of the Corporation or if mailed by prepaid ordinary mail or airmail in a sealed envelope addressed to him at his latest address as shown in the records of the Corporation or if sent by any means of any telephonic, electronic or other communication facility. The Secretary may change the address on the records of the Corporation of any shareholder that produces a written copy in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid. A notice, communication or document so mailed shall be deemed to have been given on the fifth day after it is deposited in a post office or public letter box. A notice sent by any means of electronic or recorded telephonic communication shall be deemed to have been given when delivered to the appropriate communication corporation or agency or its representative for dispatch.

                                   SECTION 10
                                  MISCELLANEOUS

10.01 EFFECTIVE DATE: These by-laws shall come into force when made by the board and confirmed by the shareholders in accordance with the Act.

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10.02    PARAMOUNTCY: In the event of any conflict between any provision of these by-laws and any unanimous shareholder agreement, the provisions of the unanimous shareholder agreement shall prevail to the extent of the conflict, and the directors and the shareholders shall amend these by-laws accordingly.

         PASSED this 30th day of October 2003

         WITNESS the corporate seal of the Corporation.

                                                     /s/ David Lawrence
                                                --------------------------------
                                                President- David Lawrence